Joint Filer Information

Each of the following joint filers has designated Greenhill Capital Partners, LLC as the “Designated Filer” for purposes of Item 1 of the attached Form 4:

1.	GCP Managing Partner, L.P. 300 Park Avenue, 23rd Floor New York, NY 10022

2.	GCP, L.P. 300 Park Avenue, 23rd Floor New York, NY 10022

3.	Greenhill & Co., Inc. 300 Park Avenue, 23rd Floor New York, NY 10022

4.	GCP 2000, LLC 300 Park Avenue, 23rd Floor New York, NY 10022

5.	Greenhill Capital Partners, L.P. 300 Park Avenue, 23rd Floor New York, NY 10022

6.	Scott L. Bok 300 Park Avenue, 23rd Floor New York, NY 10022

7.	Robert F. Greenhill 300 Park Avenue, 23rd Floor New York, NY 10022

Issuer and Ticker Symbol: GSL

Date of Event Requiring Statement: June 4, 2004

GCP 2000, LLC

GCP MANAGING PARTNER, L.P.
By:	Greenhill Capital Partners, LLC, its general partner

GCP, L.P.
By:	GCP 2000, LLC, its general partner

GREENHILL CAPITAL PARTNERS, L.P.
By:	GCP, L.P., its general partner
By:	GCP 2000, LLC, its general partner

and

By:	GCP Managing Partner L.P., its managing general partner
By:	Greenhill Capital Partners, LLC, its general partner

By:	/s/ Robert H. Niehaus
Name: Robert H. Niehaus Title: Chairman

GREENHILL & CO., INC.

By:	/s/ Scott L. Bok
Name: Scott L. Bok Title: U.S. President

Signature:	/s/ Scott L. Bok
Scott L. Bok

Signature:	/s/ Robert F. Greenhill
Robert F. Greenhill

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